Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-112239, 333-115077, 333-117946, 333-126893, and 333-131000 and Form S-8 Nos. 333-36020, 333-108314, 333-117945, and 333-134383) of Corautus Genetics Inc. of our report dated February 26, 2007, with respect to the consolidated financial statements of Corautus Genetics Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 27, 2007